EXHIBIT 10.41
THIRD AMENDMENT TO
PROPERTY MANAGEMENT AND LEASING AGREEMENT
THIS THIRD AMENDMENT TO PROPERTY MANAGEMENT AND LEASING AGREEMENT (this “Amendment”), is made and entered into as of February 27, 2019, by and among GLOBAL NET LEASE, INC., a Maryland corporation (the “Company”), GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “OP”), and GLOBAL NET LEASE PROPERTIES, LLC, a Delaware limited liability company (the “Manager”).

WHEREAS the parties hereto entered into that certain (i) Property Management and Leasing Agreement, dated as of April 20, 2012, (ii) First Amendment to Property Management and Leasing Agreement, dated as of October 27, 2017 and (iii) Second Amendment to Property Management and Leasing Agreement, dated as of February 27, 2018 (collectively, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Amendment to Section 6.1(a). Section 6.1(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

“February 28, 2020; provided, however, this Management Agreement will be automatically extended for an unlimited number of successive one year terms at the end of each year unless any party hereto gives written notice to the other parties of its intention to terminate this Management Agreement, which termination will be effective upon the date set forth in the notice, which in no event may be sooner than twelve (12) months following the date of delivery of such notice;”

2.
Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Any capitalized term used in this Amendment and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Property Management and Leasing Agreement as of the day and year first set forth above.
GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson Name: James L. Nelson Title: Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its General Partner

By:	/s/ James L. Nelson Name: James L. Nelson Title: Chief Executive Officer and President

GLOBAL NET LEASE PROPERTIES, LLC

By:	/s/ Michael Anderson Name: Michael Anderson Title: Authorized Signatory

[Signature Page to Third Amendment to Property Management and Leasing Agreement]